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                                                                  Exhibit (a)(3)

                            CDC NVEST FUNDS TRUST II

             Amendment No. 2 to Third Amended and Restated Agreement
                              Declaration of Trust

         The undersigned, being at least a majority of the Trustees of CDC Nvest Trust II (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Third Amended and Restated Agreement and Declaration of Trust, as amended by Amendment No. 1 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

         1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Loomis Sayles Massachusetts Tax Free Income Fund, and (2) Harris Associates Growth and Income Fund.

         The foregoing amendment shall be effective as of the time it is filed with the Secretary of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of the 22nd day of August, 2003.

/s/ Graham T. Allison, Jr.                  /s/ Richard Darman
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Graham T. Allison, Jr.                      Richard Darman

/s/ Edward A. Benjamin                      /s/ John T. Hailer
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Edward A. Benjamin                          John T. Hailer

/s/ Robert J. Blanding                      /s/ Sandra O. Moose
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Robert J. Blanding                          Sandra O. Moose

/s/ Daniel M. Cain                          /s/ John A. Shane
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Daniel M. Cain                              John A. Shane

/s/ Paul G. Chenault                        /s/ Pendleton P. White
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Paul G. Chenault                            Pendleton P. White

/s/ Kenneth Cowan                           /s/ Peter Voss
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Kenneth Cowan                               Peter Voss